Exhibit 99.1

IPALCO Enterprises, Inc. Announces Pricing of $475 Million of Senior Secured Notes in Private Offering

April 9, 2020 -- Indianapolis -- IPALCO Enterprises, Inc. (the “Company”) announced that it has priced $475 million aggregate principal amount of 4.250% senior secured notes due 2030 (the “Notes”) in a private offering exempt from registration in accordance with Rule 144A and Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Company intends to use the net proceeds from the Notes to finance its repurchase or redemption of its outstanding 3.45% Senior Secured Notes due 2020, of which $405 million is currently outstanding, to repay in full the indebtedness outstanding under its term loan, of which $65 million is currently outstanding, and to pay related fees and expenses. Any remaining net proceeds will be used for general corporate purposes.

The closing of the offering of the Notes is expected to occur, subject to certain customary conditions, on April 14, 2020 (subject to extension).

The Notes are being offered only to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and, outside the United States, only to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements under the Securities Act or any state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About the Company

IPALCO Enterprises, Inc. is a holding company which, through its principal subsidiary Indianapolis Power & Light Company, a regulated electric utility, engages primarily in generating, transmitting, distributing and selling electric energy, with its customer base concentrated in Indianapolis, Indiana. IPALCO Enterprises, Inc. is owned by The AES Corporation, a global power company, with CDP Infrastructures Fund G.P., a wholly owned subsidiary of La Caisse de dépôt et placement du Québec (CDPQ), as minority interest holder.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Matters discussed in this press release that relate to events or developments that are expected to occur in the future, including management’s expectations, strategic objectives, business prospects, anticipated economic performance, financial position and other similar matters constitute forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations of future economic performance, taking into account the information currently available to management. These statements are not statements of historical fact and are typically identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions.

Such forward-looking statements are subject to risks and uncertainties and investors are cautioned that outcomes and results may vary materially from those projected due to various factors beyond the Company’s control, including but not limited to the risks and other factors discussed in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. If the Company does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

IPALCO Enterprises, Inc.
Media Contact:
Courtney Arango, 317-220-1501
courtney.arango@aes.com